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                                                                    EXHIBIT 99.5

                        United States Court of Appeals
                     For The District of Columbia Circuit

                                 _____________

No. 00-5212                                                 September Term, 1999
                                                                       98cv01232


United States of America,
                 Appellee


               v.



Microsoft Corporation
                 Appellant



       BEFORE: Edwards, Chief Judge; Silberman*, Williams, Ginsburg, Sentelle, Henderson*, Randolph, Rogers, Tatel and Garland*, Circuit Judges


                                   O R D E R
                                   ---------

     In view of the exceptional importance of these cases and the fact that the number of judges of this court disqualified from participation as a practical possibility precludes any en banc rehearing of a panel decision, it is

     ORDERED, sua sponte, by the en banc court that these cases and all motions and petitions filed in these cases be heard by the court sitting en banc. Parties shall hereafter file an original and nineteen copies of all pleadings and briefs submitted.

                                  Per Curiam
                                  ----------

                                                FOR THE COURT:

                                                /s/ Mark J. Langer

                                                Mark J. Langer, Clerk

     *Circuit Judges Silberman, Henderson, and Garland took no part in the consideration and issuance of this order, and they will take no part in any future consideration of matters before the court involving these cases.